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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37905) pertaining to the AmSouth Bancorporation Thrift Plan and in the related Prospectus of our report dated June 24, 1994, with respect to the financial statements and schedules of the AmSouth Bancorporation Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                              /s/ Ernst & Young
                                              ------------------------


Birmingham, Alabama
June 24, 1994